                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                FEBRUARY 15, 2002
                                -----------------
                (Date of Report--Date of Earliest Event Reported)



                                D.R. HORTON, INC.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)



           DELAWARE                        1-14122                          75-2386963
-------------------------------- ---------------------------- ----------------------------------------
 (State or Other Jurisdiction      (Commission File Number)       (IRS Employer Identification No.)
       of Incorporation)



           1901 ASCENSION BOULEVARD, SUITE 100, ARLINGTON, TEXAS 76006
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (817) 856-8200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


       ------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

On February 15, 2002, D.R. Horton, Inc. and Schuler Homes, Inc. announced that the stock portion of the base merger consideration for their proposed merger has been determined under the terms of their merger agreement, dated as of October 22, 2001, as amended. Based on the average closing price of D.R. Horton common stock of $36.766 for the 15 consecutive trading days ended on, and including, February 15, 2002, the base merger consideration will consist of a combination of $4.09 in cash and 0.487 shares of D.R. Horton common stock for each share of Schuler common stock. The base merger consideration is payable to Schuler stockholders who do not elect to receive the merger consideration in either all cash or all stock. The elections to receive either all cash or all stock are subject to proration. As a result of the determination of the stock portion of the base merger consideration, the maximum amount of cash per share of Schuler common stock to be received by stockholders electing all cash will be $21.995, and the maximum number of shares of D.R. Horton common stock per share of Schuler common stock to be received by stockholders electing all stock will be
0.598 shares. Since both the total amount of cash and the total number of shares of D.R. Horton common stock will be fixed based on the number of shares of Schuler common stock outstanding immediately prior to the merger, these amounts are subject to proration based on the relative numbers of shares held by Schuler stockholders making elections, the number of shares of Schuler common stock outstanding immediately prior to the effective time of the merger, the effect of the average closing price of D.R. Horton common stock on the proration formula and other factors described in the Joint Proxy Statement/Prospectus, dated January 17, 2002, of D.R. Horton and Schuler with respect to the merger. The announcement was by means of a news release attached hereto as Exhibit 99.1.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

         (C)    EXHIBITS.

                99.1     Joint Press Release dated February 15, 2002.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 15, 2002

                                 D. R. Horton, Inc.


                                 By:  /s/ SAMUEL R. FULLER
                                    -----------------------------------------
                                          Samuel R. Fuller
                                          Executive Vice President, Treasurer,
                                          and Chief Financial Officer

                                  EXHIBIT INDEX



EXHIBIT
NUMBER        EXHIBIT
------        -------

 99.1         Joint Press Release dated February 15, 2002.